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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this post effective amendment No. 2 on Form S-3 to the registration statement on Form SB-2 (File No. 333-20187) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 18, 1998, on our audits of the financial statements of Univec, Inc. as of December 31, 1997 and for the years ended December 31, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts."

                                                   PricewaterhouseCoopers LLP


Melville, New York
July 17, 1998